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                                                                    EXHIBIT 10.1

                             AMENDMENT NO. 3 OF THE
                           BELDEN & BLAKE CORPORATION
                     1999 CHANGE IN CONTROL PROTECTION PLAN
                                FOR KEY EMPLOYEES
                        AMENDED EFFECTIVE APRIL 20, 2004

      The Belden & Blake Corporation 1999 Change in Control Protection Plan for Key Employees, originally effective August 12, 1999, is hereby amended, effective as of April 20, 2004, by adding a new paragraph at the end of Section
3.1 to read as follows:

      Notwithstanding any other provision of this Plan, an Employee otherwise meeting the Eligibility criteria shall not be eligible for severance benefits hereunder if the Employee's termination is the result of the sale of less than seventy-five (75%) percent of the Company's assets, if such Employee is offered what is in the sole opinion of the Company a comparable position with the buyer of the assets as further defined in the Belden & Blake Corporation 1999 Severance Pay Plan, Amendment 2 effective September 1, 2002.

      All other aspects of the Plan remain unchanged and are reaffirmed.

      IN WITNESS WHEREOF, Belden & Blake Corporation has caused this amendment to the Plan to be executed as of the 20th day of April 2004.

ATTEST:                                 BELDEN & BLAKE CORPORATION

/s/ Duane D. Clark                      By: /s/ John L. Schwager
-----------------------                 --------------------------------------
Duane D. Clark                          John L. Schwager
Secretary                               President and Chief Executive Officer